UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 15, 2025

The Gabelli Global Utility & Income Trust

(Exact name of registrant as specified in its charter)

Delaware	811-21529	32-0116828
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Corporate Center, Rye, New York		10580-1422
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (800) 422-3554

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest	GLU	NYSE American
Series A Cumulative Puttable and Callable Preferred Shares	GLU Pr A	NYSE American
Series B Cumulative Puttable and Callable Preferred Shares	GLU Pr B	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 19, 2025, the Gabelli Dividend & Income Trust (the “Fund”) adopted Amendment No. 3 to the Statement of Preferences of Series B Cumulative Puttable and Callable Preferred Shares (the “Series B Statement of Preferences Amendment”) establishing and fixing the rights and preferences of the Fund’s Series B Cumulative Puttable and Callable Preferred Shares (the “Series B Preferred Shares”). The Series B Statement of Preferences Amendment adds additional holder put dates, giving holders of Series B Preferred Shares the right to sell to the Fund all or any part of their Series B Preferred Shares during the 60-day period prior to each of December 26, 2025, June 26, 2026, December 26, 2026 and June 26, 2027.

A copy of the Series B Statement of Preferences Amendment is filed as Exhibit 3.1 to this report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)        Exhibits

3.1	Amendment No. 3 to the Statement of Preferences of Series B Cumulative Puttable and Callable Preferred Shares

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GABELLI GLOBAL UTILITY & INCOME TRUST

Date: May 15, 2025	By:	/s/ John C. Ball
	Name:	John C. Ball
	Title:	President and Treasurer